Exhibit 10.9

EDGEN MURRAY II, L.P.

2007 OPTION PLAN

Edgen Murray II, L.P., a Delaware limited partnership, wishes to attract employees to the Company, to induce employees to remain with the Company, to encourage them to increase their efforts to make the Company’s business more successful and to enhance equity holder value. In furtherance thereof, the Edgen Murray II, L.P. 2007 Option Plan is designed to provide employees of the Company non-qualified options to acquire Units of the Company.

ARTICLE I.

DEFINITIONS.

Whenever used herein and unless otherwise provided in the Holder’s Award Agreement, the following terms shall have the meanings set forth below:

1.1. “Approved Sale” shall have the meaning given such term in the Limited Partnership Agreement.

1.2. “Award” means a grant of Options under the Plan.

1.3. “Award Agreement” means the Agreement between the Company or a Subsidiary and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award.

1.4. “Cause” shall have the meaning ascribed to it in the Holder’s employment agreement, if applicable or, if no employment agreement is in effect:

(a) a conviction of, a plea of nolo contendere, a guilty plea or confession by the Holder to an act of fraud, misappropriation or embezzlement or to a felony;

(b) the commission of a fraudulent act or practice by the Holder affecting the Company or its Subsidiaries;

(c) the willful failure by the Holder to follow the directions of the Administrator;

(d) the Holder’s habitual drunkenness or use of illegal substances, each as determined in the reasonable discretion of the Administrator;

(e) the material breach by Holder of the Holder’s employment agreement with the Company or its Subsidiaries, if any; or

(f) an act of gross neglect or gross or willful misconduct that relates to the affairs of the Company or its Subsidiaries, which the General Partner, in its reasonable discretion, deems to be good and sufficient cause.

1.5. “Code” means the Internal Revenue Code of 1986, as amended.

1.6. “Company” means Edgen Murray II, L.P., a Delaware limited partnership, or any successor entity, and shall include any Subsidiary to which Section 6.1(b) applies.

1.7. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.8. “Exercise Price” means the price per Unit at which a Unit may be purchased upon exercise of an Option, as it may be adjusted under Section 11.1 of the Plan.

1.9. “Fair Market Value” shall be determined by the General Partner in its sole discretion in accordance with Article IX of the Limited Partnership Agreement using a reasonable valuation method, as that term is defined in Code Section 409A, selected by the General Partner from time to time.

1.10. “General Partner” shall have the meaning ascribed to it in the Limited Partnership Agreement.

1.11. “Holder” means any employee of the Company or a Subsidiary to whom an Award is made and who holds any unexpired Options. Holder includes the Successors of the Holder, if the context requires.

1.12. “Limited Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Edgen Murray II, L.P., dated May 11, 2007, as amended from time to time.

1.13. “Option” means the right to purchase, at Fair Market Value, subject to such limitations and restrictions in the Plan and the applicable Award Agreement, a number of Units determined by the General Partner.

1.14. “Units” shall have the meaning given such term in the Limited Partnership Agreement.

1.15. “Person” means any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

1.16. “Plan” means this Edgen Murray II, L.P. 2007 Option Plan, as amended from time to time.

1.17. “Securities Act” means the Securities Act of 1933, as amended.

1.18. “Subsidiary” means any entity in an unbroken chain beginning at the top of such chain with the Company) (or any successor to the Company) if each of the entities other than the last entity in the unbroken chain owns interests possessing 50% or more of the total combined voting or economic power of all classes of such interests in one of the other entities in such chain.

1.19. “Successor of the Holder” means: (i) the legal representative of the estate of a deceased Holder or (ii) the person or persons who shall acquire the right to an Award or to exercise an Option by bequest or inheritance or other transfer or by reason of the death of the Holder or (iii) persons who shall acquire the right to an Award or to exercise an Option on behalf of the Holder as the result of a determination by a court or other governmental agency of the incapacity of the Holder.

1.20. “Termination of Service” means a Holder’s termination of employment or other service, as applicable, with the Company and its Subsidiaries for any reason, including death, disability, termination by the Company with or without Cause and resignation by the Holder.

1.21. “Termination Notice” means a written notice delivered by the Company or any Subsidiary to any employee terminating the employee’s employment.

ARTICLE II.

EFFECTIVE DATE AND TERMINATION OF PLAN.

2.1. “Effective Date” of this Plan is October 1, 2007. The Plan shall terminate five years after its Effective Date and no Award shall be granted hereunder on or after, the fifth anniversary of the Effective Date of the Plan; provided, however, that the General Partner may at any time prior to that date terminate the Plan.

ARTICLE III.

ADMINISTRATION OF PLAN.

3.1. The Plan shall be administered by the General Partner, who shall have full responsibility and authority to administer the Plan. The General Partner, or if Section 6.1(b) applies, the Board of Directors of the relevant Subsidiary shall have full authority to determine to whom Awards will be granted, the type and amount of Awards to be granted, the terms and conditions of Awards granted under the Plan and the terms of Award Agreements to be entered into with Holders.

3.2. An Award Agreement shall contain such terms, provisions and conditions not inconsistent herewith as determined by the General Partner. The Holder shall take whatever additional actions and execute whatever additional documents the General Partner may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Holder pursuant to the express provisions of the Plan and the Award Agreement.

ARTICLE IV.

ELIGIBILITY.

4.1. Any employee of the Company or of a Subsidiary who is designated by the General Partner (or if Section 6.1(b) applies, the Board of Directors of the relevant Subsidiary) as eligible to participate in the Plan shall be eligible to receive an Award under the Plan.

ARTICLE V.

UNITS SUBJECT TO THE PLAN.

5.1. Subject to adjustments as provided in Section 11.1, as of the effective date of the Plan, the maximum number of Units available for grant under the Plan as Options shall be 11,050, of which no more than 1,000 Options may be issued to any one Person in any one year. Any Units that have been reserved for issue upon exercise of Options that are later forfeited or for any other reason are not subject to being issued under the Plan may again be made the subject of Awards under the Plan.

5.2. Limited Partnership Agreement: Upon grant of an Award under the Plan, the Holder and any Successor of the Holder shall be bound as a Limited Partner by the Limited Partnership Agreement and, if requested, shall execute a Joinder to the Limited Partnership Agreement. Without limiting the generality of the foregoing, each Holder agrees to any transfer restrictions, repurchase rights and obligations delineated in the Limited Partnership Agreement. Additionally, any amendment to the Limited Partnership Agreement that effects a provision contained herein shall be deemed to be an amendment to the Plan.

5.3. The certificates (if any) for Units issued hereunder upon exercise of an Option may include any legend which the General Partner deems appropriate to reflect any restrictions on transfer hereunder, under the Limited Partnership Agreement or under the Award Agreement, or as the General Partner may otherwise deem appropriate.

ARTICLE VI.

OPTIONS.

6.1. Grant of Option.

(a) Grant by General Partner. Subject to the other terms of the Plan, the General Partner (or if Section 6.1(b) applies, the Board of Directors of the relevant Subsidiary) shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those eligible employees of the Company and its Subsidiaries to whom Options are to be granted subject to Section 4.1 hereof, and the number of Units to be covered under any Award Agreement granted to each such employee, considering the position and responsibilities of the employee, the nature and value to the Company of the employee’s present and potential contribution to the success of the Company whether directly or through a Subsidiary and such other factors as the General Partner may deem relevant; (ii) determine the time or times when and the manner and conditions under which each Option shall be exercisable and the duration of the exercise period; and (iii) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

(b) Delegation of Authority to Grant Options. The General Partner may, at its sole discretion, delegate its authority to grant Options under this Plan to any corporate subsidiary. In the event of any such delegation, for purposes of construing the terms of this Plan, the term Company shall include such Subsidiary and to the extent necessary to effect such grants, the powers of the General Partner may be exercised by the Board of Directors of such corporate Subsidiary, provided that, for the avoidance of doubt, the only Options that may be granted under this Section 6.1(b) are Options on Units as defined without regard to any such delegation.

6.2. Option Price. The Exercise Price for Options shall be determined by the General Partner or if Section 6.1(b) applies the Board of Directors of the relevant Subsidiary in its sole discretion and shall be reflected in the Award Agreement but shall in no event be less than the Fair Market Value of a Unit on the date the Option is granted.

6.3. Terms of Options. Unless otherwise specified in the Award Agreement, the term of each Option shall be ten years from the date of grant. Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the day after the last day of its term. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder, in the Limited Partnership Agreement or under the Award Agreement.

6.4. Vesting and Exercisability. Each Option, to the extent that the Holder has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall vest according to the schedule set forth in the Award Agreement. No Option shall become exercisable until such Option becomes vested.

6.5. Termination of Service. A Holder’s Option shall immediately terminate and be cancelled upon Termination of Service of such Holder, except as otherwise provided herein or in the Award Agreement with such Holder.

6.6. Notice of Exercise.

(a) Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Exercise Price made, by a Holder only by written notice (in the form prescribed by the General Partner) to the Company specifying the number of Units to be purchased.

(b) Without limiting the scope of the General Partner’s discretion hereunder, the General Partner may impose such other reasonable restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

6.7. Form of Payment. The aggregate Exercise Price shall be paid in full in cash or by a certified or bank cashier’s check made payable to the Company upon the exercise of the Option.

ARTICLE VII.

NONTRANSFERABILITY OF AWARD.

7.1. Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime (except for those reasons described in Section 1.19(iii)), and any attempt to do so shall be void and the relevant Award shall be forfeited. Any Successor of the Holder shall, in all cases, be subject to the provisions of the Award Agreement and the Limited Partnership Agreement between the Company and the Holder. Any Successor shall, if requested to do so, confirm, in writing, that such Successor is bound by the Award Agreement and the Limited Partnership Agreement. No person who refuses to so confirm shall become a Successor. The General Partner may, in its sole discretion, permit other transfers of Awards if the General Partner concludes that such transferability does not result in any advance tax consequences and is otherwise appropriate and desirable.

ARTICLE VIII.

TAX WITHHOLDING.

8.1. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the General Partner to be required by law. Without limiting the generality of the foregoing, the General Partner may, in its discretion, require an Holder to pay to the Company at such time as the General Partner determines the amount that the General Partner deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of the vesting or exercise of any Award.

ARTICLE IX.

REGULATIONS AND APPROVALS.

9.1. The obligation of the Company to issue Units with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the General Partner.

9.2. Without in any manner limiting the General Partner’s authority as set forth in Section 11.3, the General Partner may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

9.3. Each grant of Awards is subject to the requirement that, if at any time the General Partner determines, in its discretion, that the listing, registration or qualification of Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Awards, no issuance of Units shall be made in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the General Partner.

9.4. In the event that the disposition of Units acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Units shall be restricted against transfer to the extent required under the Securities Act, and the General Partner may require any individual receiving Units pursuant to the Plan, as a condition precedent to receipt of such Units, to represent to the Company in writing that such Units will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

ARTICLE X.

INTERPRETATION AND AMENDMENTS, OTHER RULES.

10.1. The General Partner may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing and subject to the other terms of the Plan, the General Partner may (i) at the time of grant, determine the extent, if any, to which Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder or under the Award Agreement, the General Partner, with respect to any grant, may exercise its discretion hereunder at the time of the grant or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the General Partner shall be final and binding upon all persons. The General Partner may amend the Plan as it shall deem advisable, except that no amendment, other than an amendment resulting from an amendment to the Limited Partnership Agreement as described in Section 5.2, may adversely affect an Holder with respect to an Award previously granted without the Holder’s consent, unless such amendments are required in order to comply with applicable laws.

ARTICLE XI.

CHANGES IN CAPITAL STRUCTURE; CERTAIN CORPORATE TRANSACTIONS.

11.1. Changes in Capital Structure. In the event of a reorganization, recapitalization, equity split, spin-off, split-off, split-up, issuance of equity rights, combination of units or other securities, merger, consolidation or any other change in the structure of the Company or any other event which in the judgment of the General Partner necessitates action by way of adjusting the terms of the outstanding Awards or the Units, then the General Partner, in its full discretion, shall make appropriate adjustment in the number and kind of Units authorized for use under the Plan and any adjustments to outstanding Awards as it determines appropriate. The adjustments to outstanding Awards shall include, but not be limited to, the number of Units covered, the respective prices and/or limitations applicable to the outstanding Awards. No fractional Units shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional Units resulting from adjustments pursuant to this Section 11.1 shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the General Partner pursuant to this Section 11.1 shall be conclusive.

11.2. Approved Sale. In the event of an Approved Sale, unless otherwise provided in an Award Agreement, the General Partner, at its election may take any of the following actions with respect to an outstanding Award:

(a) accelerate the vesting of such Award and terminate the Award immediately prior to the date of any such transaction, provided that the Holder shall have been given at least twenty (20) days written notice of such transaction and of the General Partner’s intention to cancel any Options that remain unexercised;

(b) terminate the Award immediately prior to the date of any such transaction, provided, the Holder shall have been given at least twenty (20) days written notice of such transaction and of the General Partner’s intention to cancel any Options that remain unexercised;

(c) cancel any Options that remain unexercised immediately before such transaction in exchange for a payment in cash of an amount equal to the excess of the Fair Market Value of the Units over the Exercise Price for such Option. If the Fair Market Value of the Units subject to the Option is less than the Option’s Exercise Price, the Award shall be canceled with no further payment due the Holder;

(d) require that the Award be assumed by the successor entity or that Awards for shares or other interests in the successor entity with equivalent Fair Market Value be substituted for such Award; or

(e) take such other action as the General Partner shall determine to be reasonable under the circumstances to permit the Holder to realize the Fair Market Value of the Award.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the General Partner in its sole discretion. Any adjustment may provide for the elimination of fractional Units. In taking any action described above, the General Partner may in its discretion determine that the value of a Award equals the excess of the fair market value of the consideration to be received in the merger, consolidation, combination, sale, reorganization, liquidation or Approved Sale had the Award been exercised with respect to such Units immediately prior thereto, over the Award exercise price of such Award, or such lesser amount as the General Partner may determine, including, in the case of an unvested Award, or portion thereof, determining a value of zero.

For purposes of this Section 11.2, Fair Market Value shall be determined taking into account an allocable share of any indemnity or other expenses to which Limited Partners are subject under the Limited Partnership Agreement.

11.3. Qualified Public Offering. In the event of a Qualified Public Offering, as defined in the Limited Partnership Agreement, the General Partner, in its discretion, may, but shall not be required to, accelerate the vesting of all or any portion of the then unvested options.

11.4. General Partner Authority.

The judgment of the General Partner with respect to any matter referred to in this Section 11 shall be conclusive and binding upon each Holder without the need for any amendment to the Plan.

ARTICLE XII.

MISCELLANEOUS.

12.1. No Rights to Employment or Other Service. Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.

12.2. No Fiduciary Relationship. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the General Partner, on the one hand, and the Holder, the Company, its Subsidiaries or any other person or entity, on the other.

12.3. Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the General Partner or mailed to its principal office, addressed to the attention of the General Partner; and if to the Holder, shall be delivered personally, sent by facsimile transmission or mailed to the Holder at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 13.3.

12.4. Exculpation and Indemnification. The Company shall indemnify and hold harmless any “Covered Person” as defined in the Limited Partnership Agreement, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, in accordance with Section 5.3 of the Limited Partnership Agreement.

12.5. Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

12.6. Governing Law. THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

IN WITNESS WHEREOF, on behalf of Edgen Murray II, L.P. and pursuant to the direction of the General Partner, the undersigned hereby adopts the Plan as set forth herein.

EDGEN MURRAY II, L.P.

Edgen Murray II, G.P. LLC, its General Partner

By:	/s/ David L. Laxton, III

Name:	David L. Laxton, III

Title:	Executive Vice President & CFO